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                                                                   Exhibit 10.11

                                  DEMAND NOTE

533,333 Shares of iExalt, Inc.
Houston, Texas                                     November 22, 2000

For value received, iExalt, Inc., a Nevada Corporation ("Maker") unconditionally promises to pay to Morris Chapman (Holder), on demand after six months from the date of this note, with notice as provided herein, the principal amount of 533,333 shares of iExalt, Inc., and a further 5,333 shares per month of iExalt, Inc., which further amount represents the accrued interest from the date of this note. The number of shares paid for interest shall be calculated using twelve
(12) percent on an annual basis. Principal shares returned, and interest are payable in lawful security of iExalt, Inc.(ie. Common Stock), at 12000 Aerospace Avenue, Suite 110, Houston, Texas, or at such place as may later be designated by written notice from the Holder to the Maker hereof, as follows:

      All principal and accrued interest (payable in shares issued) is due on demand after thirty (30) days' written notice by Holder to Maker. Demand may not be made before February 1, 2001, or such time as the Company is unable to return principle shares due to liquidation. In any event, the entire indebtedness, principal and accrued interest is due no later than six (6) months from the date of this note.

Optional Repayment:

At the option of Holder, on notice to Maker, this note may be repaid in common stock of iExalt, Inc., at a rate based on the following formula (as approved by the Directors of iExalt, Inc., on the 22nd day of November, 2000):

For each share of common stock (which was held by the Holder for a period of not less than twelve (12) months ["Loan Stock"]), loaned to the Company by a Director/Investor, that Director/Investor may elect to receive restricted common stock of the Company as repayment of the common stock tendered by the Holder under the terms of this note ("Repayment Stock"). The value of the Loan Stock shall be the aggregate value of the Loan Stock at the date of tender or the date of this Demand Note, whichever is higher. The amount of Repayment Stock shall then be valued at a price that is equal to the lowest price at which the Company has sold its common stock during the period between the date of the Demand Note and the date of the exercise of the option ("Option Period").


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        Example Calculation:

                  (1) Assume the number of shares of Loan Stock equals 50,000, the closing price of the stock traded at the date of tender is $0.95, and the closing price of the stock traded on the Demand Note date is $1.00, then the amount to be used for the Repayment Stock calculation above is $50,000 (50,000 times the highest price of $1.00).

                  (2) If the lowest share price at which the Company has sold its common stock within the Option Period is $0.72, then if the $50,000 Loan Stock value is converted to stock, the total shares to be received by the Holder will be 69,444 restricted common shares for repayment of principal.

Any partial payments shall be first applied to accrued interest and the balance to principal.

This Note may be prepaid, at any time, in whole or in part, without penalty.

This Note shall at the option of the Holder hereof be immediately due and payable upon failure to make any payment due hereunder or for breach of any condition of any security interest, mortgage, pledge agreement or guaranty granted as collateral security for this Note or breach of any condition of any security agreement or mortgage, if any, having a priority over any security agreement or mortgage on collateral granted, in whole or in part, as collateral security for this Note or upon the filing by any of the undersigned of an assignment for the benefit of creditors, bankruptcy, or for relief under any provisions of the Bankruptcy Code; or by suffering an involuntary petition in bankruptcy or receivership not vacated within thirty days.

In the event this Note shall be in default, and placed with an attorney for collection, then Maker agrees to pay all reasonable attorney's fees and costs of collection. Any payments not made within five days of due date demanded shall be subject to a late charge of ten percent (10%) of the payment due. All payments under this Demand Note shall be made to such address as may from time to time be designated by any holder hereof.

In the event of a default of any of the terms of this demand note, the undersigned and all other parties to this Note, whether as endorsers, guarantors, or sureties, waive demand, presentment, and protest and all notices thereto and further agree to remain bound, notwithstanding any extension, modification, waiver, or other indulgence by any holder


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or upon the discharge or release of any obligor hereunder or to this Note, or upon the exchange, substitution, or release of any collateral granted as security for this Note.

This Demand Note shall be governed by the Section 3 of the Uniform Commercial Code and by the laws of the State of Texas.


Signed this 15th day of February 15, 2001.


                              By: iExalt, Inc. a Nevada Corporation


                              /s/Donald W. Sapaugh
                              --------------------
                              Donald W. Sapaugh, Chief Executive Officer
                              12000 Aerospace Avenue
                              Suite 375
                              Houston, Texas 77034


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